Exhibit 23.4

CONSENT OF QUALIFIED THIRD-PARTY FIRM

NEWFIELDS MINING DESIGN & TECHNICAL SERVICES

March 19, 2026

Re: Form 10-K to be filed by Lithium Americas Corp. (the “Company”)

I, Paul Kaplan, P.E., on behalf of NewFields Mining Design & Technical Services, consent to:

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the use of and reference to our company name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission (the “SEC”)), in connection with the Annual Report on Form 10-K being filed by the Company with the SEC, and any amendments thereto (the “Form 10-K”), the technical report titled “S-K 1300 Technical Report Summary on the Thacker Pass Project Humboldt County, Nevada, USA” dated December 31, 2024 (the “1300 Report”), and the technical report titled “NI 43-101 Technical Report on the Thacker Pass Project, Humboldt County, Nevada, USA” dated December 31, 2024 (the “43-101 Report” and, together with the 1300 Report, the “Technical Reports”);
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the use of any extracts from, or summary of, the Technical Reports in the Form 10-K and the use of any information derived, summarized, quoted or referenced from the Technical Reports, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K; and
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the incorporation by reference of this consent, the use of our name and any extracts from, or summary of, the Technical Reports in the Form 10-K and the use of any information derived, summarized, quoted or referenced from the Technical Reports, or portions thereof, that was prepared by NewFields Mining Design & Technical Services into the Company’s Registration Statements on Form S-8 (No. 333-274884), Form S-8 (No. 333-288059) and Form S-3 (No. 333-287327), and any amendments thereto, filed with the SEC.

We are responsible for authoring, and this consent pertains to, Sections 7.3, 7.4.2, 9.1.2, 10.2.7, 15.10.7, 15.11, 15.12, 17 and 18.2.3 and corresponding sections of 1, 2, 9.4, 22, 23, 24 and 25 of the 1300 Report, and Sections 12.1.2 and 12.8, 18.10.7, 18.11 and 18.12, all of 20 and 21.2.3 along with corresponding sections of 1, 25 and 26 of the 43-101 Report. We certify that we have read the relevant sections of the Form 10-K and that it fairly and accurately represents the information in the Technical Reports for which we are responsible.

NewFields Mining Design & Technical Services

By:	/s/ Paul Kaplan
Name:	Paul Kaplan, P.E.
Title:	Principal